EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (“Agreement”) is made as of this 11th day of February, 2009 by and among Novelos Therapeutics, Inc., a Delaware corporation (the “Company”) and Purdue Pharma L.P., a Delaware limited partnership (“Purdue”).

Recitals:

A.           The Company desires, pursuant to this Agreement, to raise the Investment Amount (as defined below) through the issuance and sale of the following to Purdue (the “Private Placement”): (i) 200 shares (the “Preferred Shares”) of a newly created series of the Company’s Preferred Stock, designated “Series E Convertible Preferred Stock”, par value $0.00001 per share (the “Preferred Stock”), which Preferred Stock shall have the rights, preferences and privileges set forth in the Certificate of Designations, Preferences and Rights, in the form of Exhibit A annexed hereto and made a part hereof (the “Certificate of Designations”), and each share of Preferred Stock shall have a stated value of $50,000 and shall initially be convertible into shares of the Company's Common Stock, par value $0.00001 per share (the “Common Stock”), at a price of $0.65 per share (the “Conversion Price”), for an aggregate of 15,384,615 shares of Common Stock; and (ii) a warrant to acquire up to 9,230,769 shares of Common Stock, equal to 60% of the number of shares of Common Stock underlying the Preferred Shares on the date of issue, with an exercise price of $0.65 per share, in the form of Exhibit B annexed hereto and made a part hereof (the “Warrant”);

B.            Purdue desires to purchase from the Company, and the Company desires to issue and sell to Purdue, upon the terms and conditions stated in this Agreement, the Preferred Shares and the Warrant;

C.            Subject to the conditions hereinafter set forth, on the Closing Date, Purdue will purchase the Preferred Shares and Warrant in the Private Placement for an aggregate purchase price equal to the Investment Amount;

D.            The Company and Purdue are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “1933 Act”);

E.            Contemporaneous with the sale of the Preferred Shares and the Warrant at the Closing, the Company and Purdue along with the Series D Investors (as defined below) and holders of Series B Warrants (as defined below) will enter into a Registration Rights Agreement, in the form attached hereto as Exhibit H (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will provide certain registration rights to Purdue, the Series D Investors and the holders of the Series B Warrants with respect to the shares of Common Stock issuable upon conversion or exercise, as the case may be, of the Preferred Stock, the Warrant, the Series B Warrants and the Series D Warrants (as defined below); and

F.            Contemporaneous with the sale of the Preferred Shares and the Warrant at the Closing, the Company and Mundipharma International Corporation Limited will enter into a Collaboration Agreement, in the form attached hereto as Exhibit F (the “Collaboration Agreement”);

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.  In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth in this Section 1:

“1933 Act” has the meaning set forth in the Recitals.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly Controls, is Controlled by, or is under common Control with, such Person.

“Agreement” has the meaning set forth in the Recitals.

“Associated Company” means, as to Purdue, any person, firm, trust, partnership, corporation, company or other entity or combination thereof, which directly or indirectly (i) controls (ii) is controlled by or (iii) is under common control with Purdue.  The terms “control” and “controlled” mean ownership of 50% or more, including ownership by trusts with substantially the same beneficial interests, of the voting and equity rights of such person, firm, trust, partnership, corporation, company or other entity or combination thereof or the power to direct the management of such person, firm, trust, partnership, corporation, company or other entity or combination thereof.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Buy-In Price” has the meaning set forth in Section 8.12.

“Certificate of Designations” has the meaning set forth in the Recitals.

“Closing” has the meaning set forth in Section 4.1.

“Closing Date” has the meaning set forth in Section 4.2.

“Collaboration Agreement” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may be reclassified.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which entitle the holder thereof to acquire Common Stock at any time, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the Recitals.

“Company Counsel” means Foley Hoag LLP, counsel to the Company.

“Company’s Knowledge,” “Knowledge of the Company” or any like expression with respect to the Company means the actual knowledge of the officers of the Company and the knowledge that would be reasonably expected to be known by such individuals in the ordinary and usual course of the performance of their professional responsibilities to the Company.

“Company Counsel Opinion” means a legal opinion from the Company Counsel, dated as of the Closing Date, in the form attached hereto as Exhibit E.

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Price” has the meaning set forth in the Recitals.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Preferred Shares.

“Deadline Date” has the meaning set forth in Section 8.12.

“Disclosure Schedules” has the meaning set forth in Section 5.

“Environmental Laws” has the meaning set forth in Section 5.15.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to (i) any existing stock or option plan, or (ii) any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) options issued to new employees, (c) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, and (d) securities issued pursuant to acquisitions or strategic transactions or in connection with a strategic alliance collaboration, joint venture, partnership, manufacturing, marketing, distributing or similar arrangement of the Company with another Person which strategic alliance, collaboration, joint venture, partnership manufacturing, marketing, distributing or similar arrangement relates to the Company’s business as conducted immediately prior thereto and which Person is engaged in a business similar or related to the business of the Company, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with United States generally accepted accounting principles.

“Indemnified Person” has the meaning set forth in Section 9.3.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; (v) trade secrets, Confidential Information and know-how (including, but not limited to, ideas, formulae, compositions, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information); and (vi) computer software (including, but not limited to, data, data bases and documentation).

“Investment Amount” means an amount equal to $10,000,000.

“License Agreements” has the meaning set forth in Section 5.14(b).

“Losses” has the meaning set forth in Section 9.2.

“Material Adverse Effect” means a material adverse effect on (i) the assets and liabilities, prospects, results of operations, condition (financial or otherwise) or business of the Company, or (ii) the ability of the Company to issue and sell the Securities and to perform its obligations under the Transaction Documents; provided, however, that: (A) any adverse effect that results from general economic, business or industry conditions, the taking by the Company of any action permitted or required by the Agreement, or the announcement or pendency of transactions contemplated hereunder, shall not, in and of itself, constitute a "Material Adverse Effect" on the Company, and shall not be considered in determining whether there has been or would be a "Material Adverse Effect" on the Company and (B) a decline in the Company's stock price shall not, in and of itself, constitute a "Material Adverse Effect" on the Company and shall not be considered in determining whether there has been or would be a "Material Adverse Effect" on the Company.

“Material Contract” means any contract of the Company (i) that was required to be filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of, in the case of SEC Filings relating to periods prior to January 1, 2007, Regulation S-B of the 1933 Act, or otherwise, Regulation S-K of the 1933 Act, or (ii) the loss of which could reasonably be expected to have a Material Adverse Effect.

“OTCBB”  shall mean the OTC Bulletin Board.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Preferred Shares” has the meaning set forth in the Recitals.

“Preferred Stock” has the meaning set forth in the Recitals.

“Press Release” has the meaning set forth in Section 8.10.

“Private Placement” has the meaning set forth in the Recitals.

“Pro Rata Share” means with respect to each capital raising transaction to which Section 10.1 applies an amount equal to the product obtained by multiplying (a) an amount equal to the securities being issued in such capital raising transaction times (b) a fraction of which the numerator is  the number of outstanding Conversion Shares beneficially owned by Purdue and its Associated Companies at the time the Pro Rata Share is being determined, and the denominator is all of the Conversion Shares issued under this Agreement, subject to adjustment of the Conversion Shares for stock splits, stock dividends and similar capital changes affecting the Common Stock that occur on or after the Closing Date and on or prior to the date Pro Rata Share is being determined.

“Purdue Observer” has the meaning set forth in Section 8.7.

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Regulation D” has the meaning set forth in the Recitals.

“Requisite Holder” shall mean that Purdue has purchased an aggregate of $10,000,000 of Preferred Stock pursuant to this Agreement and Purdue and its Associated Companies hold at least one-half of the Preferred Stock issued to Purdue at Closing as of the date of determination (appropriately adjusted for any stock dividend, stock split, reverse stock split, reclassification, stock combination or other recapitalization occurring after the date hereof).

“Rule 144” has the meaning set forth in Section 8.11.

“SEC” has the meaning set forth in the Recitals.

“SEC Filings” has the meaning set forth in Section 5.6.

“Securities” means the Preferred Shares, the Conversion Shares, the shares of Common Stock or Preferred Stock issuable as payment-in-kind dividends on the Preferred Stock in accordance with the terms thereof, the Warrant and the Warrant Shares.

“Series B Warrants” shall mean the warrants to purchase up to 7,500,000 shares of Common Stock dated May 2, 2007, as amended, issued pursuant to that certain Securities Purchase Agreement dated as of April 12, 2007, as amended on May 2, 2007.

“Series D Investors” shall mean the holders of the Series D Preferred Stock.

“Series D Preferred Stock” shall mean the 113.5 shares of Series D Convertible Preferred Stock, par value $.00001, issued pursuant to that certain Securities Purchase Agreement dated as of March 26, 2008, as amended on April 9, 2008.

“Series D Warrants” shall mean the warrants dated April 11, 2008 and issued pursuant to pursuant to that certain Securities Purchase Agreement dated as of March 26, 2008, as amended on April 9, 2008.

“Transaction Documents” means this Agreement, the Warrant and the Registration Rights Agreement.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrant.

“Warrant” has the meaning set forth in the Recitals.

2.           Purchase and Sale of Securities.

Subject to the terms and conditions of this Agreement, including without limitation, the conditions set forth in Section 7, there shall be a closing at which the Company shall issue and sell, and Purdue agrees to purchase Preferred Shares in the Private Placement by executing a counterpart to this Agreement, shall purchase, the Preferred Shares and the Warrant in exchange for the cash consideration set forth as the “Investment Amount.”

3.           [Reserved.]

4.           Closing.

4.1          Place.  The closings of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution hereof at the offices of Company Counsel, Seaport World Trade Center West, 155 Seaport Boulevard, Boston, MA 02210, or at such other location and on such other date as the Company and Purdue shall mutually agree (or remotely via the electronic exchange of documents and signatures).

4.2          Closing.  Simultaneously with the execution hereof, the Company shall hold the Closing. At the Closing, the Company will deliver to Purdue via e-mail an electronic copy of the signed stock certificate(s) representing the Preferred Shares registered in Purdue’s name and a photocopy of the signed Warrant.  Following such delivery, Purdue shall promptly initiate a wire transfer of immediately available funds (U.S. dollars) equal to the Investment Amount to be delivered to the account of the Company, account details of which are as set forth on Schedule 4.2 affixed hereto.

4.3          Delivery of Original Preferred Shares and Warrant.  As soon as possible after the Closing, but no later than 5 Business Days following the Closing, the Company will deliver by overnight mail, original certificate(s) representing the Preferred Shares and the original Warrant.

5.            Representations and Warranties of the Company.  The Company hereby represents and warrants to Purdue on and as of the Closing Date, knowing and intending their reliance hereon, that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):

5.1.          Organization, Good Standing and Qualification.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties.  The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or its leasing of property makes such qualification or licensing necessary, unless the failure to so qualify would not have a Material Adverse Effect.  The Company has no subsidiaries.

5.2.          Authorization.  The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents and the Certificate of Designations, (ii) authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities.  The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3.         Capitalization.

(a)           Schedule 5.3 sets forth (i) the authorized capital stock of the Company on the date hereof, (ii) the number of shares of capital stock issued and outstanding, (iii) the number of shares of capital stock issuable pursuant to the Company’s stock plans, and (iv) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Securities) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company.  All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable law and any rights of third parties.  No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company.  Except as described on Schedule 5.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind and, except as contemplated by this Agreement, the Company is not currently in negotiations for the issuance of any equity securities of any kind.  Except as described on Schedule 5.3 and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of its security holders relating to the securities of the Company.  Except as described on Schedule 5.3, the Company has not granted any Person the right to require the Company to register any of its securities under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

(b)          Schedule 5.3 sets forth a true and complete table setting forth the pro forma capitalization of the Company on a fully diluted basis giving effect to (i) the issuance of the Preferred Shares and the Warrant at the time of the Closing, (ii) any adjustments in other securities resulting from the issuance of the Preferred Shares and the Warrant at the time of the Closing, and (iii) the exercise or conversion of all outstanding securities. Except as described on Schedule 5.3,  the issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than Purdue) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

(c)          Except as set forth on Schedule 5.3, the Company does not have outstanding stockholder purchase rights or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

(d)          Except as set forth on Schedule 5.3, there are no stockholder rights plans, or similar plan or arrangement in effect, including those under which Purdue would be considered an “acquiring person” or under which Purdue would be deemed to trigger provisions by virtue of Purdue’s receipt of Securities under the Transaction Documents.

5.4.          Valid Issuance.  The Preferred Shares have been duly and validly authorized and, when issued to Purdue in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, shall have the rights, preferences and limitations set forth in the Certificate of Designations and shall be free and clear of all liens, claims, encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents and the Certificate of Designations or imposed by applicable securities laws.  Upon the due conversion of the Preferred Shares, the Conversion Shares will be validly issued, fully paid and nonassessable, and shall be free and clear of all liens, claims, encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents and the Certificate of Designations or imposed by applicable securities laws. The Warrant has been duly and validly authorized and, upon the due exercise of the Warrant, the Warrant Shares will be validly issued, fully paid and non-assessable, and shall be free and clear of all liens, claims, encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents and the Certificate of Designations or imposed by applicable securities laws.  The Company has reserved a sufficient number of shares of Common Stock for issuance upon conversion of the Preferred Shares and exercise of the Warrant.

5.5.          Consents.   The execution, delivery and performance by the Company of the Transaction Documents and the Certificate of Designations and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than those consents set forth on Schedule 5.5 and filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.  The Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the Conversion Shares upon due conversion of the Preferred Shares, (iii) the issuance of the Warrant Shares upon due exercise of the Warrant, and (iv) the other transactions contemplated by the Transaction Documents from the provisions of any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject or any provision of the Company’s Certificate of Incorporation, Bylaws or any stockholder rights agreement that is or could become applicable to Purdue, as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by Purdue or the exercise of any right granted to Purdue pursuant to this Agreement, the Certificate of Designations or the other Transaction Documents.

5.6.           Delivery of SEC Filings; Business.  Copies of the Company’s most recent Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007,  the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008, and September 30, 2008, reports on Form 8-K filed by the Company from January 1, 2008 through the Closing Date (collectively, the “SEC Filings”) are available on EDGAR.  The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period.  The Company is engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company.

5.7           No Material Adverse Change.  Except as contemplated herein or identified and described on Schedule 5.7(a), since October 1, 2008, there has not been:

(i)            any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the SEC Filings, except for changes in the ordinary course of business which have not and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii)           any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(iii)          any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

(iv)          any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;

(v)           any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results, prospects or business of the Company;

(vi)          any change or amendment to the Company's Certificate of Incorporation or Bylaws, or material change to any Material Contract or arrangement by which the Company is bound or to which any of its assets or properties is subject;

(vii)         any material labor difficulties or labor union organizing activities with respect to employees of the Company;

(viii)        any transaction entered into by the Company other than in the ordinary course of business;

(ix)           the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company;

(x)            the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(xi)          any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

5.8.         SEC Filings.  At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  The Company is not (with or without the lapse of time or the giving of notice, or both) in breach or default of any Material Contract and, to the Company’s Knowledge, no other party to any Material Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default of any Material Contract.  The Company has not received any notice of the intention of any party to terminate any Material Contract.

5.9.         No Conflict, Breach, Violation or Default.  The execution, delivery and performance of the Transaction Documents and the Certificate of Designations by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation or Bylaws, both as in effect on the date hereof (true and accurate copies of which have been provided to Purdue before the date hereof), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Companyor any of its respective assets or properties, or (b) except as set forth on Schedule 5.9, any agreement or instrument to which the Company is a party or by which it is bound or to which any of its assets or properties is subject.

5.10.       Tax Matters.  The Company has timely prepared and filed all tax returns required to have been filed by it with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it.  The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company.  All taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due.  There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any of its assets or properties.  Except as described on Schedule 5.10, there are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity.  The Company is not presently undergoing any audit by a taxing authority, nor has it waived or extended any statute of limitations at the request of any taxing authority.

5.11.       Title to Properties.  Except as disclosed in the SEC Filings or as set forth on Schedule 5.11, the Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by the Company; and except as disclosed in the SEC Filings, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by the Company.

5.12.       Certificates, Authorities and Permits.  The Company possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

5.13.       No Labor Disputes.  No material labor dispute with the employees of the Company exists or, to the Company’s Knowledge, is imminent.

5.14.       Intellectual Property.

(a)          All Intellectual Property of the Company is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable.  Except as listed on Schedule 5.14(a), no Intellectual Property of the Company which is necessary for the conduct of Company’s businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened.  Except as listed on Schedule 5.14(a), no patent of the Company has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(b)          All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted to which the Company is a party or by which any of its assets are bound (other than  generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $25,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company under any such License Agreement.

(c)           The Company owns or has the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company’s business.  The Company has a valid and enforceable right to use all third-party Intellectual Property and Confidential Information used or held for use in the respective business of the Company as currently conducted or as currently proposed to be conducted.

(d)          To the Company’s Knowledge, the conduct of the Company’s business as currently conducted and as currently proposed to be conducted does not and will not infringe any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party. To the Company’s Knowledge, the Intellectual Property and Confidential Information of the Company which are necessary for the conduct of Company’s business as currently conducted or as currently proposed to be conducted are not being infringed by any third party.  Except as set forth on Schedule 5.14(d), there is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and the Company’s use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.

(e)          The consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of or restriction on the Company’s ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of the Company’s respective business as currently conducted or as currently proposed to be conducted.

(f)           To the Company’s Knowledge, all software owned by the Company, and, to the Company’s Knowledge, all software licensed from third parties by the Company, (i) is free from any material defect, bug, virus, or programming, design or documentation error; (ii) operates and runs in a reasonable and efficient business manner; and (iii) conforms in all material respects to the specifications and purposes thereof.

(g)          The Company has taken reasonable steps to protect its rights in its Intellectual Property and Confidential Information.  Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company’s business as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms therefor.  To the Company’s Knowledge, there has been no material disclosure of any of the Company’s Confidential Information to any third party without the Company’s consent.

5.15.       Environmental Matters.  The Company (i) is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) neither owns nor operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and (iv) is not subject to any claim relating to any Environmental Laws; which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

5.16.       Litigation.  Except as set forth in Schedule 5.16, there are no pending actions, suits or proceedings against or affecting the Company or any of its properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated.

5.17.       Financial Statements.  The financial statements of the Company included in the SEC Filings fairly present the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis.  Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those which, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect.

5.18.       Insurance Coverage.  The Company maintains in full force and effect insurance coverage and the Company reasonably believes such insurance coverage is adequate.  The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s lines of business.

5.19.       Brokers and Finders.  Except as disclosed in Schedule 5.19, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or Purdue for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

5.20.       No Directed Selling Efforts or General Solicitation.  Neither the Company nor any Affiliate, nor any Person acting on its behalf has conducted any “general solicitation” or “general advertising” (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

5.21.       No Integrated Offering.  Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act, which would require the registration of any such securities under the 1933 Act or under the rules and regulations of the OTCBB on which any of the securities of the company are listed or designated, including circumstances that would adversely affect reliance by the Company on Section 4(2) of the 1933 Act for the exemption from the registration requirements imposed under Section 5 of the 1933 Act for the transactions contemplated hereby or would require such registration the 1933 Act.

5.22.       Private Placement.  Subject to the accuracy of the representations and warranties of Purdue contained in Section 6 hereof, the offer and sale of the Securities to Purdue as contemplated hereby is exempt from the registration requirements of the 1933 Act.

5.23.       Questionable Payments. Neither the Company nor, to the Company’s Knowledge, any of its current or former stockholders, directors, officers, employees, agents or other Persons acting on its behalf, has on behalf of the Company or in connection with the Company’s business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company; (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature; or (f) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

5.24.       Transactions with Affiliates.  Except as set forth on Schedule 5.24, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction, or presently contemplated transaction, with the Company (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the 1933 Act.

5.25.       Trading Compliance.  The Common Stock is traded on the OTCBB and the Company has taken no action designed to, or which to the Company’s Knowledge is likely to have the effect of, causing the Common Stock not to continue to be traded on the OTCBB.  No order ceasing or suspending trading in any securities of the Company or prohibiting the issuance and/or sale of the Securities is in effect and no proceedings for such purpose are pending or threatened.

5.26.       Acknowledgment Regarding Purdue’s Purchase of Securities. The Company acknowledges that Purdue is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Purdue or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to Purdue’s purchase of the Securities.

5.27.       Sarbanes-Oxley; Internal Accounting Controls.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States general accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the 1934 Act, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the 1934 Act) or, to the Knowledge of the Company, in other factors that could significantly affect the Company’s internal controls.

5.28.       Solvency.  Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  Except as set forth and explained on Schedule 5.28, the Company has no present intention to, nor does it have a present belief that it will need to, file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction.  Schedule 5.28 sets forth all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments.  The Company is not in default with respect to any Indebtedness.

5.29.       Investment Company.  The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

6.            Representations and Warranties of Purdue.  Purdue hereby represents and warrants to the Company on and as of the Closing Date, knowing and intending that the Company rely thereon, that:

6.1.         Authorization.  The execution, delivery and performance by Purdue of the Transaction Documents to which Purdue is a party have been duly authorized and will each constitute the valid and legally binding obligation of Purdue, enforceable against Purdue in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

6.2.         Purchase Entirely for Own Account.  The Securities to be received by Purdue hereunder will be acquired for Purdue’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and Purdue has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act.  Purdue is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

6.3.         Investment Experience.  Purdue acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.  Purdue has significant experience in making private investments, similar to the purchase of the Securities hereunder.

6.4.         Disclosure of Information.  Purdue has had an opportunity to receive all additional information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities.  Purdue acknowledges receipt of copies of and its satisfactory review of the SEC Filings.  Neither such inquiries nor any other due diligence investigation conducted by Purdue shall modify, amend or affect Purdue’s right to rely on the Company’s representations and warranties contained in this Agreement.

6.5.         Restricted Securities.  Purdue understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

6.6.          Legends.

(a)           It is understood that, except as provided below, certificates evidencing such Securities may bear the following or any similar legend:

“THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.”

(b)          If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

(c)          From and after the first anniversary of the Closing Date in the case of the Conversion Shares and the first anniversary of the date of exercise of a Warrant in the case of the Warrant Shares, provided, in each case, that Purdue is not an Affiliate of the Company and has not been an Affiliate for a period of ninety days, the Company shall, upon Purdue's written request, promptly cause certificates evidencing such Securities to be replaced with certificates which do not bear such restrictive legends.  When the Company is required to cause unlegended certificates to replace previously issued legended certificates, if unlegended certificates are not delivered to an Investor within three (3) Business Days of submission by Purdue of legended certificate(s) to the Company’s transfer agent together with a representation letter in customary form, the Company shall be liable to Purdue for liquidated damages equal to 1.5% of the aggregate purchase price of the Securities evidenced by such certificate(s) for each 30-day period (or portion thereof) beyond such three (3) Business Day-period that the unlegended certificates have not been so delivered.

(d)           Purdue agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 6.6 is predicated upon the warranty of Purdue to sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(e)           Notwithstanding any restrictions on transfer set forth in this Section 6.6, Purdue may sell, transfer, assign, pledge or otherwise dispose of the Securities, in whole or in part, to any of its Associated Companies or any third party subject to (i) compliance with all applicable securities laws and the conditions set forth in this Section 6.6 and (ii) the delivery to the Company of such documentation as may be reasonably requested by the Company and reasonably necessary for the Company to obtain a legal opinion that such disposition may lawfully be made without registration under the Securities Act.

6.7.          Accredited Investor.  Purdue is an “accredited investor” as defined in Rule 501(a) of Regulation D.

6.8.          No General Solicitation.  Purdue did not learn of the investment in the Securities as a result of any “general advertising” or “general solicitation” as those terms are contemplated in Regulation D.

6.9.          Brokers and Finders.  Other than as disclosed on Schedule 5.19, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or Purdue for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Purdue.

7             Conditions to Closing.

7.1.         Conditions to Purdue’s Obligations. The obligation of Purdue to purchase the Securities at Closing is subject to the fulfillment to Purdue’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived in writing by Purdue:

(a)          The representations and warranties made by the Company in Section 5 hereof that are qualified as to materiality shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, at all times prior to and on the Closing Date.  The Company shall have performed in all material respects all obligations herein required to be performed or observed by it on or prior to the Closing Date;

(b)          The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities then being issued and sold, and all of which shall be and remain so long as necessary in full force and effect;

(c)           The Company shall have executed, obtained and delivered an otherwise fully executed counterpart to the Registration Rights Agreement to Purdue;

(d)           No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, or self-regulatory organization enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents;

(e)           The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d), (f), (g) and (h) of this Section 7.1;

(f)            The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance and sale of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and all related documents on behalf of the Company;

(g)           The Company shall have entered into and delivered to Purdue an exchange and consent agreement with the holders of the Series D Preferred Stock, dated on or before the Closing Date, whereby such holders consent to the issuance of the Preferred Shares and Warrants, the filing of the Certificate of Designations, agree to exchange all of their shares of Series D Preferred Stock, plus accumulated but unpaid dividends for shares of the Preferred Stock, and agree to waive any all liquidated damages such holders are due as of the Closing Date as a result of the Company’s failure register shares of common stock issuable upon exercise of the Series D Warrants and common stock issuable upon conversion of the Series D Preferred Stock.  Such consent and exchange agreement shall be substantially in the form attached hereto as Exhibit C;

(h)           The Company shall have obtained and delivered to Purdue a duly executed consent from the holders of the Company’s Series C Convertible Preferred Stock, dated on or before the Closing Date, whereby such holders consent to issuance of the Preferred Stock, the filing of the Certificate of Designations, such consent to be substantially in the form attached hereto as Exhibit D;

(i)            Purdue shall have received the applicable Company Counsel Opinion;

(j)            No stop order or suspension of trading shall have been imposed by any Person with respect to public trading in the Common Stock;

(k)           The Company shall have delivered evidence satisfactory to Purdue of the filing of the Certificate of Designations with the Secretary of State of the State of Delaware; and

(l)            The Company shall have delivered to Purdue a duly executed Collaboration Agreement, dated as of the Closing Date, substantially in the form attached hereto as Exhibit F.

7.2.          Conditions to Obligations of the Company. The Company's obligation to sell and issue the Securities at Closing is subject to the fulfillment to the satisfaction by the Company on or prior to the Closing Date of the following conditions, any of which may be waived in writing by the Company:

(a)           The representations and warranties made by Purdue in Section 6 hereof that are qualified as to materiality shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, at all times prior to and on the Closing Date.  Purdue shall have performed in all material respects all obligations herein required to be performed or observed by it on or prior to the relevant Closing;

(b)           Purdue shall have delivered to the Company a duly executed Collaboration Agreement, dated as of the Closing Date, substantially in the form attached hereto as Exhibit F;

(c)           Purdue shall have executed and delivered the Registration Rights Agreement to the Company;

(d)           Purdue shall have delivered the Investment Amount to the Company as described in Section 4.2;

(e)           No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, or self-regulatory organization enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents; and

(f)           Purdue shall have delivered to the Company a completed Purchaser Questionnaire in the form attached hereto as Exhibit G.

8.            Covenants and Agreements of the Company.

8.1.         Reservation of Common Stock.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Preferred Shares and the exercise of the Warrant, such number of shares of Common Stock as shall from time to time equal 100% of the number of shares sufficient to permit the conversion of the Preferred Shares and the exercise of the Warrant issued pursuant to this Agreement in accordance with their respective terms, without regard to any exercise limitations contained therein.

8.2.         [Reserved.]

8.3.         No Conflicting Agreements.  The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to Purdue under the Transaction Documents.

8.4.         Insurance.  The Company shall not materially reduce the insurance coverages described in Section 5.18.

8.5.          Compliance with Laws.  The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance would not have a Material Adverse Effect.

8.6.          Termination of Certain Covenants.  The provisions of Sections 8.3 through 8.5 shall terminate and be of no further force and effect upon the date on which the Company’s obligations under the Registration Rights Agreement to register and maintain the effectiveness of any registration statement covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.  The provisions of Sections 8.7 through 8.18 shall survive indefinitely.

8.7           Board Observer Rights.  From and after the Closing until such time as Purdue or its Associated Companies are no longer a Requisite Holder Purdue shall have the right to designate one (1) observer to attend all meetings of the Company’s Board of Directors, committees thereof and access to all information made available to members of the Board (the “Purdue Observer”). The Purdue Observer shall have the same rights as those who customarily attend such position.  Notwithstanding the foregoing, the Company reserves the right to exclude the Purdue Observer from access to any material, meeting or portion thereof if the Company reasonably believes, that such access could result in a conflict of interest due to the actions of Purdue or its Associated Companies that trigger the right of the Company to terminate the Collaboration Agreement pursuant to Section 13.2.1 thereof, or believe, on advice of its counsel, that such exclusion is necessary to preserve attorney-client, work product or similar privilege.  The Purdue Observer shall hold in confidence and trust and not use or disclose any confidential information provided to or learned by him or her in connection with the Purdue Observer’s rights hereunder for any purpose other than the monitoring and administration of the transactions contemplated hereby, unless otherwise required by law, so long as such information is not in the public domain.  If requested by the Company, the Purdue Observer shall execute a standard confidentiality agreement prior to attending any meetings.  The initial Purdue Observer shall be Jim Dolan.

8.8.          Trading.  The Company shall promptly following the Closing Date take all actions necessary and continue to take all actions necessary as contemplated in this Agreement or otherwise to ensure that the Conversion Shares and the Warrant Shares are authorized to be traded on the OTCBB, including the timely filing of all SEC Filings as required under Section 8.15.

8.9.          Use of Proceeds.  The Company will use the proceeds from the sale of the Securities to fund its operating activities pursuant to the budget set forth in Schedule 8.9.  The Company shall not use the proceeds from the sale of the Securities for (i) the repayment of any outstanding indebtedness for borrowed money of the Company, (ii) redemption or repurchase of any of the Company’s equity securities.  Furthermore, until the Company submits the New Drug Application concerning the use of NOV-002 for non-small cell lung cancer to the U.S. Food and Drug Administration, the Company shall not use its current assets or the proceeds from the sale of the Securities for (A) clinical activities other than those (x) relating to the Novelos Trials (as defined in the Collaboration Agreement attached as Exhibit F), (y) approved by the JCC (as defined in the Collaboration Agreement) and (z) relating to the New Drug Application concerning the use of NOV-002 for non-small cell lung cancer or (B) the payment of salaries, bonuses or other compensation other than those amounts set forth in Schedule 8.9.

8.10.        Form 8-K Filing.  The Company will file a Current Report on Form 8-K (the “8-K”) with the SEC describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement and the form of Warrant)).  The 8-K will be filed within four (4) Business Days of signing of this Agreement.

8.11.        Furnishing of Information.  As long as Purdue own Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act.  As long as Purdue owns Preferred Shares, the Warrant or the Warrant Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, such information as is required for the Investors to sell the Preferred Shares and Warrant Shares under Rule 144 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time (“Rule 144”). The Company further covenants that it will take such further action as Purdue may reasonably request, all to the extent required from time to time to enable Purdue to sell the Preferred Shares and Warrant Shares without registration under the 1933 Act and without the volume restrictions imposed by Rule 144.

8.12.        Buy-In.  If the Company shall fail for any reason or for no reason to issue to Purdue unlegended certificates within three (3) Business Days of receipt of documents necessary for the removal of the legend set forth above (the “Deadline Date”), then, in addition to all other remedies available to Purdue, if on or after the Business Day immediately following such three (3) Business Day period, Purdue or Purdue’s broker, acting on behalf of Purdue, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of shares of Common Stock that Purdue anticipated receiving from the Company without any restrictive legend, then the Company shall, within three (3) Business Days after Purdue’s request and in Purdue’s sole discretion, either (i) pay cash to Purdue in an amount equal to Purdue’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to Purdue a certificate or certificates representing such shares of Common Stock and pay cash to Purdue in an amount equal to the excess (if any) of the Buy-In Price over the product of (a) such number of shares of Common Stock, times (b) the closing bid price on the Deadline Date.

8.13.        No Integration.  Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf shall, directly or indirectly, make any offers or sales of any Company security or solicit any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the 1933 Act for the exemption from the registration requirements imposed under Section 5 of the 1933 Act for the transactions contemplated hereby or would require such registration the 1933 Act.

8.14.        SEC Filings.  The Company shall timely file all SEC Filings and ensure that they comply as to form in all material respects with the requirements of the 1934 Act and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

8.15.        Financial Statements.  The financial statements of the Company included in each SEC Filing shall fairly present the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements shall be prepared in conformity with United States generally accepted accounting principles applied on a consistent basis.  Except as set forth in the financial statements of the Company included in the SEC Filings, the Company has not incurred any liabilities, contingent or otherwise, except those which, individually or in the aggregate, have not had, or could not reasonably be expected to have a Material Adverse Effect.

8.16.        Compliance with Applicable Law.  The Company shall use its best efforts (i) to comply in all material respects with all statutes, laws, regulations, rules, judgments, orders and decrees of all governmental entities applicable to it that relate to its  business, (ii) to maintain all permits that are required in order to permit it to carry on its business as it is presently conducted and (iii) to comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002.

8.17.        Warrant Expiration Notice.  The Company will use best efforts to send Purdue a notice 30 days in advance of the expiration of the Warrant.

8.18.        Cooperation.  The Company agrees to use commercially reasonable efforts to cooperate with Purdue in selling its Securities pursuant to Rule 144.

8.19.        Exemption from Investment Company Act of 1940.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940.
.
9.            Survival and Indemnification.

9.1.          Survival.  Subject to Section 9.6, all representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof and shall survive the Closing Date until the third anniversary thereof; provided, however, that the provisions contained in: (a) Sections 5.4, 9.1, 9.2 and 9.3 hereof shall survive indefinitely; and (b) Sections 5.10 and 5.15 shall survive until 90 days after the applicable statute of limitations.

9.2.          Indemnification.  The Company agrees to indemnify and hold harmless, Purdue and its Associated Companies and the directors, officers, employees and agents of Purdue and its Associated Companies, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement hereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by, or to be performed on the part of, the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

9.3.          Conduct of Indemnification Proceedings.  Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 9.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) in the reasonable judgment of counsel to such Indemnified Person (A) representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (B) the Company shall have failed to promptly assume the defense of such proceeding.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any Losses by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

10.          Miscellaneous.

10.1.        Right of Purdue to Participate in Future Transactions.  Purdue will have a right to participate, on the terms and conditions set forth in this Section 10.1, in all sales by the Company of any of Common Stock or Common Stock Equivalents in each capital raising transaction, if any, that occurs at any time when the Preferred Stock, Warrant or any instrument issued upon transfer or split up thereof, remains outstanding (in whole or in part), other than any such sale that is a public offering underwritten on a firm commitment basis and registered with the SEC under the 1933 Act with proceeds to the Company of at least twenty (20) million U.S. Dollars, other than a Exempt Issuance.  For any such transaction during such period, the Company shall give at least ten (10) Business Days advance written notice to Purdue prior to any offer or sale of any of the Company’s securities in such transaction by providing to Purdue a term sheet which (i) contains all significant business terms of such proposed transaction, (ii) is sufficiently detailed so as to reasonably permit Purdue the opportunity to determine whether or not to exercise its rights under this Section 10.1 and (iii) is at least as detailed as the term sheet or summary of such transaction as the Company shall furnish to any offeree or broker in such transaction.  Purdue shall have the right to participate in such proposed transaction and to purchase its and its Associated Companies’ Pro Rata Share of such securities which are the subject of such proposed transaction for the same consideration and on the same terms and conditions as contemplated for sales to third parties in such transaction (or such lesser portion thereof as specified by Purdue).  If Purdue elects to exercise its rights hereunder for a particular transaction, it shall deliver written notice to the Company within ten (10) Business Days following receipt from the Company of the notice and term sheet meeting the requirements of this Section 10.1, which notice from Purdue shall be conditional upon (i) Purdue’s receipt of satisfactory definitive documents for such transaction from the Company if the Company has not furnished final, definitive documents for such transaction to Purdue at or before the time the Company gives such notice of such transaction to Purdue, and (ii) the satisfaction of the other conditions precedent to the obligations of purchasers generally in such transaction to complete such transaction.  If, subsequent to the Company giving notice to Purdue hereunder but prior to any of (a) Purdue exercising its right to participate, (b) the expiration of the four Business Day period without response from Purdue or (c) the rejection of such offer for such financing by Purdue, the terms and conditions of the proposed sale to third parties in such transaction are changed from those disclosed in the term sheet provided to Purdue, the Company shall be required to provide a new notice and term sheet meeting the requirements of this Section 10.1, reflecting such revised terms, to Purdue hereunder and Purdue shall have the right, which must be exercised within ten (10) Business Days of the date Purdue receives such new notice and such revised term sheet, to exercise its rights to purchase the securities on such changed terms and conditions and otherwise as provided hereunder.  If Purdue does not exercise its rights hereunder with respect to a proposed transaction within the period or periods provided, or affirmatively declines to engage in such proposed transaction with the Company, then the Company may proceed with such proposed transaction on the same terms and conditions as noticed to Purdue (assuming Purdue has consented to the transaction, if required, pursuant to this Agreement and such transaction does not violate any other term or provision of the Transaction Documents), provided that if such proposed transaction is not consummated within 180 days following the Company’s notice hereunder or the terms and conditions of the proposed sale to third parties are changed from those disclosed in the term sheet, then the rights hereunder shall again be afforded to Purdue for such proposed transaction.  The rights and obligations of this Section 10.1 shall in no way limit or restrict the other rights of Purdue pursuant to this Agreement.  Notwithstanding anything herein to the contrary, failure of Purdue to affirmatively elect in writing to participate in any proposed transaction within the required time frames shall be deemed to be the equivalent of Purdue’s decision not to participate in such proposed transaction.  Notwithstanding the foregoing, this Section 10.1 shall not apply in respect of an Exempt Issuance.  The rights of Purdue under this Section 10.1 shall apply to all capital raising transactions described in Section 10.1 that occur during the period specified in this Section 10.1.

10.2.        Successors and Assigns.  This Agreement may not be assigned by a party hereto without the prior written consent of the Company and Purdue; provided, however, that Purdue may assign its rights and delegate its duties hereunder in whole or in part to a third party acquiring some or all of its Securities in a private transaction with the prior written consent of the Company, after notice duly given by Purdue to the Company, such consent not to be reasonably withheld by the Company and that no such assignment or obligation shall affect the obligations of Purdue hereunder; and provided further that Purdue may assign its rights and delegate its duties hereunder in whole or in part to an Associated Company acquiring some or all of its Securities in a private transaction without the prior written consent of the Company, after notice duly given by Purdue to the Company and that no such assignment or obligation shall affect the obligations of Purdue hereunder.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Except for provisions of this Agreement expressly to the contrary, nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

10.3.        Counterparts; Faxes.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile, which shall be deemed an original.

10.4.        Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.5.        Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) Business Days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by a nationally recognized overnight air courier, then such notice shall be deemed given one (1) Business Day after delivery to such carrier.  All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party:

If to the Company:

Novelos Therapeutics, Inc.
One Gateway Center, Suite 504
Newton, MA 02458
USA
Attention:  Chief Executive Officer
Fax:  (617) 964-6331

With a copy to:

Foley Hoag LLP
Seaport World Trade Center West
155 Seaport Boulevard
Boston, MA 02210
USA
Attn:  Paul Bork
Fax:  (617) 832-7000

If to Purdue:

Purdue Pharma L.P.
One Stamford Forum
201 Tresser Blvd.
Stamford, CT 06901-3431
USA
Attention:  Edward B. Mahony, Chief Financial Officer

With a copy to:

Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112
USA
Telefacsimile: (212) 541-5369
Attention:  Stuart D. Baker

10.6.        Consent.  Purdue hereby consents to the filing with the Secretary of State of the State of Delaware, following the issuance of the Series E Preferred Stock pursuant to this Agreement, of a Certificate of Elimination, pursuant to which all matters set forth in the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of Novelos Therapeutics, Inc. with respect to the Series D Preferred Stock will be eliminated from the Company’s Certificate of Incorporation and the shares that were designated as Series D Preferred Stock will be returned to the status of authorized but unissued shares of preferred stock of the Company, without designation as to series, in the form attached hereto as Exhibit I.

10.7.        Amendments and Waivers.  This Agreement shall not be amended and the observance of any term of this Agreement shall not be waived (either generally or in a particular instance and either retroactively or prospectively) without the prior written consent of the Company and Purdue. Any amendment or waiver effected in accordance with this Section 10.7 shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

10.8.        Publicity.  Except as provided in Section 10.8, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or Purdue without the prior consent of the Company (in the case of a release or announcement by Purdue) or Purdue (in the case of a release or announcement by the Company) (which consents shall not be unreasonably delayed or withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market on which the Securities are then listed and trading, in which case the Company or Purdue, as the case may be, shall allow the other, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.

10.9.        Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

10.10.      Entire Agreement.  This Agreement, including the Exhibits and Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.  Prior drafts or versions of this Agreement shall not be used to interpret this Agreement.

10.11.      Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

10.12.      Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  THE COMPANY AND PURDUE HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Page Follows]

Signature Page

IN WITNESS WHEREOF, each of the undersigned has executed this Securities Purchase Agreement or caused its duly authorized officers to execute this Securities Purchase Agreement as of the date first above written.

NOVELOS THERAPEUTICS, INC.

By:	/s/ Harry S. Palmin
Name: Harry S. Palmin
Title: President and CEO

PURDUE PHARMA L.P.

By: Purdue Pharma Inc.,
its general partner

By:	/s/ Edward B. Mahony
Name: Edward B. Mahony
Title: Executive Vice President,
Chief Financial Officer

Exhibits

Exhibit A	Form of Certificate of Designations
Exhibit B	Form of Warrant
Exhibit C	Form of Agreement to Exchange and Consent
Exhibit D	Form of Consent of Series C Holders
Exhibit E	Form of Company Counsel Opinion
Exhibit F	Form of Collaboration Agreement
Exhibit G	Form of Purchaser Questionnaire
Exhibit H	Form of Registration Rights Agreement
Exhibit I	Form of Series D Certificate of Elimination

Schedules

Schedule 4.2	Company Wire Instructions
Schedule 5.3	Capitalization
Schedule 5.5	Consents
Schedule 5.7(a)	Material Adverse Changes
Schedule 5.9	Conflicts
Schedule 5.10	Taxes
Schedule 5.11	Title to Properties
Schedule 5.14(a)	Intellectual Property
Schedule 5.14(d)	IP Litigation
Schedule 5.16	Litigation
Schedule 5.19	Brokers and Finders
Schedule 5.24	Affiliate Transactions
Schedule 5.28	Indebtedness
Schedule 8.9	Novelos Budget

Exhibit A

Form of Certificate of Designations

[See Exhibit 4.1 to this filing]

Exhibit B

Form of Warrant

[See Exhibit 4.2 to this filing]

Exhibit C

Form of Agreement to Exchange and Consent

[See Exhibit 10.3 to this filing]

Exhibit D

Form of Consent of Series C Holders

NOVELOS THERAPEUTICS, INC.

CONSENT AND AGREEMENT OF HOLDERS OF SERIES C PREFERRED STOCK

This Consent and Agreement (the “Agreement”), dated as of February 10, 2009, is entered into by and among Novelos Therapeutics, Inc., a Delaware corporation (the “Company”), and each of the signatories hereto (collectively, the “Series C Investors”) (the Company and Series C Investors are sometimes referred to herein individually as “Party” and collectively as the “Parties”).

WHEREAS, each of the Series C Investors is the holder of shares of the Company’s Series C 8% Cumulative Convertible Preferred Stock, $.00001 par value per share (the “Series C Preferred Stock”);

WHEREAS, the Series C Preferred Stock’s Certificate of Designations (“Series C Certificate of Designations”) provides that it is senior with respect to the payment of dividends and liquidation preference to all shares of the Company’s capital stock other than the Company’s Series B Convertible Preferred Stock, $.00001 par value per share (the “Series B Preferred Stock”), entitled to seniority as to the payment of dividends or liquidation preference in relation to the Series C Preferred Stock;

WHEREAS, the Company previously exchanged all of the issued and outstanding shares of Series B Preferred Stock for shares of the Company’s Series D Convertible Preferred Stock, par value $0.00001 per share (the “Series D Preferred Stock”);

WHEREAS, the Series C Investors have previously consented and agreed that the Series D Preferred Stock would be senior to the Series C Preferred Stock with respect to the payment of dividends and liquidation preferences;

WHEREAS, pursuant to a securities purchase agreement (the “Purdue Securities Purchase Agreement”) substantially in the form attached hereto as Exhibit A, the Company expects to issue and sell 200 shares of a newly created series of the Company’s preferred stock, designated Series E Convertible Preferred Stock, par value $0.00001 per share (the “Series E Preferred Stock”) to Purdue Pharma L.P., (“Purdue”), which Series E Preferred Stock shall have the relative rights, privileges and preferences set forth in the Certificate of Designations, Rights and Preferences of the Series E Convertible Preferred Stock of Novelos Therapeutics, Inc., in the form attached hereto as Exhibit B (the “Series E Certificate of Designations”) and this Agreement is a condition to closing as stated in the Purdue Securities Purchase Agreement; and

WHEREAS, as a condition to closing the Purdue Securities Purchase Agreement, the Company and the holders of Series D Preferred Stock (the “Series D Investors”) are entering into a Series D Preferred Stock Consent and Agreement to Exchange pursuant to which each outstanding share of Series D Preferred Stock and accumulated dividends thereon will be exchanged (the “Series D Exchange”) for no more than 1.083 shares of Series E Preferred Stock and as a condition of consummating the Series D Exchange, the Series D Investors have required that the Company enter into this Agreement;

NOW, THEREFORE, in consideration of the promises referred to below, the Series C Investors, hereby agree with the Company, severally and not jointly, as follows:

1.            Consent and Acknowledgement.

(a)           Each of the Series C Investors hereby consents to the filing of the Series E Certificate of Designations, the execution of the Series D Preferred Stock Consent Exchange Agreement substantially in the form attached hereto as Exhibit C (the “Series D Exchange Agreement”), the execution of the Purdue Securities Purchase Agreement and the consummation of the Series D Exchange.

(b)           Each of the Series C Investors hereby consents to the filing, with the Secretary of State of the State of Delaware, of a Certificate of Elimination pursuant to which all matters set forth in the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Novelos Therapeutics, Inc. with respect to the Company’s Series B Convertible Preferred Stock, $0.00001 (the “Series B Preferred Stock”) will be eliminated from the Company’s Certificate of Incorporation and the shares that were designated as Series B Preferred Stock will be returned to the status of authorized but unissued shares of preferred stock of the Company, without designation as to series, in the form attached hereto as Exhibit D (the “Series B Certificate of Elimination”).

 (c)           Each of the Series C Investors hereby consents to the filing, with the Secretary of State of the State of Delaware, following consummation of the Series D Exchange, of a Certificate of Elimination pursuant to which all matters set forth in the Series D Certificate of Designations with respect to the Series D Preferred Stock will be eliminated from the Company’s Certificate of Incorporation and the shares that were designated as Series D Preferred Stock will be returned to the status of authorized but unissued shares of preferred stock of the Company, without designation as to series, in the form attached hereto as Exhibit E (the “Series D Certificate of Elimination”).

(e)           Each of the Series C Investors hereby acknowledges and agrees that it will not be entitled to an adjustment to either the conversion price of the shares of Series C Preferred Stock or an adjustment to the exercise price of warrants issued to it in connection with the sale of Series A Preferred Stock, as a result of the Series D Exchange or the sale of Series E Preferred Stock to Purdue.  For the avoidance of doubt, this acknowledgement is limited to the transactions contemplated hereby and does not affect the rights, privileges and preferences of the Series C Preferred Stock, except as expressly provided herein.

2.            Seniority of Series E Preferred Stock.  Each of the Series C Investors hereby agree that the Series E Preferred Stock will be entitled to seniority as to the payment of dividends and liquidation preference in relation to the Series C Preferred Stock and that all references to Series B Preferred Stock in the Series C Certificate of Designations shall be deemed to be references to the Series E Preferred Stock.

3.            Transferees.  Each of the Series C Investors hereby agree that any transferees of any Series C Preferred Stock, other than a transferee who is already a Party, shall be required as a condition of such transfer to agree in writing that they will receive and hold such shares of Series C Preferred Stock subject to the provisions of this Agreement.

4.            Representations and Warranties of Company.  The Company represents and warrants to and agrees with each Series C Investor that:

(a)           after the issuance of the Series E Preferred Stock and the filing of the Series E Certificate of Designations, the Series C Preferred Stock shall rank junior to the Series E Preferred Stock but shall rank senior to any and all other outstanding preferred stock or equity securities of the Company;

(b)           Following the Series D Exchange, the Company will not reissue any shares of Series B Preferred Stock or Series D Preferred Stock.

5.            Further Assurances.  Each Party hereto shall do and perform or cause to be done and performed all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other Party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby and thereby.

6.            Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either Party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of New York or in the federal courts located in New York County. THE PARTIES AND THE INDIVIDUALS EXECUTING THIS AGREEMENT AND OTHER AGREEMENTS REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH ON BEHALF OF THE COMPANY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY. The prevailing Party shall be entitled to recover from the other Party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

7.            Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) Business Days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by a nationally recognized overnight air courier, then such notice shall be deemed given one (1) Business Day after delivery to such carrier.  All notices shall be addressed to the Party to be notified at the address as follows, or at such other address as such Party may designate by ten (10) days’ advance written notice to the other Party:

If to the Company:

Novelos Therapeutics, Inc.
One Gateway Center, Suite 504
Newton, MA 02458
Attention:  Chief Executive Officer
Fax:  (617) 964-6331

With a copy to:

Foley Hoag LLP
Seaport World Trade Center West
155 Seaport Boulevard

Boston, MA 02210
Attn:  Paul Bork
Fax:  (617) 832-7000

If to any of the Series C Investors:

To the addresses set forth on the signature page hereto.

With a copy to:

Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, NY 10176
Attn:  Edward Grushko, Esq.
Fax:  (212) 697-3575

8.             Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same Agreement.  Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

9.            This Agreement shall be null and void and of no further force and effect if the filing of the Series E Certificate of Designations, the execution of the Series D Exchange Agreement, the execution of the Purdue Securities Purchase Agreement and the consummation of the Series D Exchange do not occur on or before 5:00 p.m., New York time, on February 27, 2009.

IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the date first written above.

NOVELOS THERAPEUTICS, INC.

By:
Name:	Harry S. Palmin
Title: President and Chief Executive Officer

LONGVIEW FUND, LP	LONGVIEW EQUITY FUND, LP

By:	By:
Name:	Name:
Title:	Title:
Address:	Address:

SUNRISE EQUITY PARTNERS, LP	LONGVIEW INTERNATIONAL EQUITY FUND, LP

By:	By:
Name:	Name:
Title:	Title:
Address:	Address:

Exhibit E

Form of Company Counsel Opinion

February ___, 2009

Purdue Pharma L.P.
One Stamford Forum
201 Tresser Blvd.
Stamford, CT  06901-3431

Re:	Securities Purchase Agreement

Ladies and Gentlemen:

We have acted as counsel for Novelos Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the negotiation of (i) the Securities Purchase Agreement by and between Purdue Pharma, L.P. (the “Purchaser”) and the Company dated as of the date hereof (the “Purchase Agreement”) and (ii) the Registration Rights Agreement between the Purchaser, the Company and certain other parties thereto dated as of the date hereof (the “Registration Rights Agreement” and, together with the Purchase Agreement, the “Transaction Documents”). The Purchase Agreement provides for the issuance and sale by the Company of (i) 200 shares of a newly created series of the Company’s Preferred Stock, designated “Series E Convertible Preferred Stock,” par value $0.00001 per share (the “Preferred Stock”), which Preferred Stock shall have the rights, preferences and privileges set forth in the Certificate of Designations, Preferences and Rights of such Preferred Stock (the “Certificate of Designations”), shall have a stated value of $50,000.00 per share and shall initially be convertible into shares of the Company's Common Stock, par value $0.00001 per share (the “Common Stock”), at a price of $0.65 per share for an aggregate of 15,384,615 shares of Common Stock, and (ii) a warrant to purchase up to 9,230,769 shares of Common Stock of the Company (the “Warrant”).  The shares of Common Stock issuable upon conversion of the Preferred Stock are referred to herein as the “Conversion Shares” and the shares of Common Stock issuable upon exercise of the Warrant are referred to herein as the “Warrant Shares”.  All terms used herein have the meanings defined for them in the Purchase Agreement unless otherwise defined herein.

This opinion is furnished to you pursuant to the Purchase Agreement.  In rendering the opinions expressed below, we have examined originals or copies of: (i) the Transaction Documents, (ii) the Warrant, (iii) the Certificate of Designations, (iv) the Company’s Certificate of Incorporation, as amended through the date hereof (“Certificate of Incorporation”), (v) the Company’s By-laws, as in effect on the date hereof (the “By-laws”), (vi) a Secretary’s Certificate from the Company, dated as of the date hereof, issued pursuant to Section 7.1(f) of the Purchase Agreement and (vii) a Certificate executed by the Company’s Chief Executive Officer or its Chief Financial Officer, dated as of the date hereof, and issued pursuant to Section 7.1 of the Purchase Agreement, and we have examined and considered such corporate records, certificates and matters of law as we have deemed appropriate as a basis for our opinions set forth below.  In rendering the opinions expressed below, we have relied, as to factual matters, upon the representations and warranties of the Company contained in the Transaction Documents.

Based upon and subject to the foregoing, we are of the opinion that:

1.            The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as it is currently being conducted, to own, lease and operate its properties and assets, and to enter into and perform its obligations under the Transaction Documents and the Warrant.  The Company is qualified as a foreign corporation to do business and is in good standing in the Commonwealth of Massachusetts.

2.            The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock and 7,000 shares of preferred stock, $.00001 par value per share.

3.            The execution, delivery and performance by the Company of the Transaction Documents, the issuance of the Preferred Stock and the Warrant, the issuance of the Conversion Shares upon due conversion of the Preferred Stock and the issuance of the Warrant Shares upon due exercise of the Warrant have been duly authorized or reserved for issuance by all requisite corporate action on the part of the Company and do not require any further approval of its directors or stockholders.

4.            Each of the Transaction Documents and the Warrant has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.            The Certificate of Designations has been duly executed on behalf of the Company and filed with the Secretary of State of the State of Delaware.

6.            The execution and delivery by the Company of each of the Transaction Documents, the issuance of the Preferred Stock and Warrant, the issuance of the Conversion Shares upon due conversion of the Preferred Stock and the issuance of the Warrant Shares upon due exercise of the Warrant and the performance by the Company of the Transaction Documents will not violate or contravene or be in conflict with (a) any provision of the Certificate of Incorporation or By-laws; (b) any provision of the General Corporation Law of the State of Delaware and any provision of any federal or Massachusetts law, rule or regulation applicable to the Company in transactions of the nature contemplated by the Transaction Documents and the Warrant; (c) any order, judgment or decree of any court or other governmental agency which is known to us and which is binding on the Company or any of its property; or (d) any agreement, indenture or other written agreement or understanding to which the Company is a party which has been identified as a material agreement in the certificate of the Chief Executive Officer of the Company attached hereto (collectively, “Material Agreements”) or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the property or assets of the Company pursuant to any of the Material Agreements.

7.            No further consents, approvals, authorizations, registrations, declarations or filings are required to be obtained or made by the Company from or with any federal or Massachusetts governmental authority or pursuant to the General Corporation Law of the State of Delaware or from any other Person under any Material Agreement in order for it to execute and deliver each of the Transaction Documents, to issue the Preferred Stock and Warrant, to issue the Conversion Shares upon due conversion of the Preferred Stock, to issue the Warrant Shares upon due exercise of the Warrant and to perform its obligations under the Transaction Documents, other than those consents, approvals, authorizations, registrations, declarations or filings that have already been obtained and remain in full force and effect and except for (a)  the filing of a Form D (the “Form D”) with the Securities and Exchange Commission pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and (b) the filing of the Form D with requisite state jurisdictions.

8.            The shares of Preferred Stock, upon payment as provided in the Purchase Agreement, will be validly issued, fully paid and non-assessable. The Conversion Shares and the Warrant Shares have been duly authorized and, upon issuance and delivery upon conversion or exercise, as the case may be, will be validly issued, fully paid and nonassessable.

9.            Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 6 of the Purchase Agreement, the offer, issuance and sale to the Purchaser pursuant to the Purchase Agreement of (i) the Preferred Stock and Warrant, (ii) the Conversion Shares if the Preferred Stock were converted by the Purchaser on the date hereof and (iii) the Warrant Shares issuable upon exercise of the Warrant if the Warrant were exercised by the Purchaser on the date hereof, are exempt from the registration requirements of the Securities Act.

10.           The issuance of the Preferred Stock, Warrant, Conversion Shares upon due conversion of the Preferred Stock and Warrant Shares upon due exercise of the Warrant are not subject to any preemptive or similar statutory rights under the General Corporation Law of the State of Delaware, the Certificate of Incorporation or the By-laws, or similar contractual rights granted by the Company (except for any such contractual rights as have been waived) pursuant to any Material Agreement.

11.           The Company is not, and as a result of and immediately upon consummation of the transactions contemplated herein will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

The opinions expressed herein are subject to the following assumptions, limitations, qualifications and exceptions:

(a)           We have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion.

(b)           We have examined, among other things, originals or copies of such corporate records of the Company, certificates of public officials and such other documents and questions of law that we consider necessary or advisable for the purpose of rendering this opinion.  In such examination we have assumed the genuineness of all signatures or original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

(c)           For purposes of this opinion, we have assumed that you have all requisite power and authority, and have taken any and all necessary corporate action, to execute and deliver the Transaction Documents, and we are assuming that the representations and warranties made by the Purchaser in the Transaction Documents and pursuant thereto are true and correct.

(d)           Our opinion is based upon our knowledge of the facts as of the date hereof and assumes no event will take place in the future which would affect the opinions set forth herein other than future events contemplated by the Transaction Documents.  We assume no duty to communicate with you with respect to any change in law or facts which comes to our attention hereafter.

(e)           In rendering the opinion in paragraph 1 with respect to legal existence and good standing of the Company in the State of Delaware, we have relied solely upon a certificate of the Secretary of State of Delaware and we express such opinion as of the date of such certificate.  In rendering the opinion in paragraph 1 with respect to the qualification and good standing of the Company in The Commonwealth of Massachusetts, we have relied solely upon a certificate of the Secretary of State of Massachusetts and we express such opinion as of the date of such certificate.  We express no opinion as to the tax good standing of the Company.

We have made such examination of Massachusetts law, federal law, and the Delaware General Corporation Law as we have deemed necessary for the purpose of this opinion.  In rendering opinions concerning the Delaware General Corporation Law, we have, with your consent, relied exclusively upon a review of published statutes.  We express no opinion herein as to the laws of any jurisdiction other than The Commonwealth of Massachusetts, the federal laws of the United States of America and the Delaware General Corporation Law.  We note that the Transaction Documents and the Warrant purport to be governed by the laws of the State of New York.  To the extent that any of the opinions expressed above relate to or may require application of any law of the State of New York, we have assumed, with your permission, that the applicable New York law is equivalent to Massachusetts law.

The opinions expressed herein are qualified to the extent that (1) the enforceability of any provisions of the Transaction Documents or any instrument or of any right granted thereunder may be subject to or affected by any bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar law of general application relating to or affecting the rights or remedies of creditors generally, which law may be in effect from time to time; (2) the remedy of specific performance or any other equitable remedy may be unavailable or may be withheld as a matter of judicial discretion; (3) equitable principles and principles of public policy may be applied in construing or enforcing the provisions of the Transaction Documents or of any other agreement, instrument or document; and (4) the enforceability, validity or binding effect of any remedial provision of the Transaction Documents may be limited by applicable law which may limit particular rights and remedies.  In addition, the opinions expressed herein are subject to the qualification that the enforcement of any of your rights are in all cases subject to your implied duty of good faith and fair dealing.

We express no opinion herein as to the validity or enforceability of any provision of the Transaction Documents or any other instrument or document to the extent that such provision purports to (1) constitute a waiver by the Company of any statutory right except where advance waiver is expressly permitted by the relevant statute; (2) require the Company to indemnify or to hold harmless you or any other person or entity from the consequences of any negligent or other wrongful act or omission of you or such other person or entity; (3) provide for indemnification or contribution by the Company in connection with the Transaction Documents, the transactions contemplated thereby or otherwise to the extent such indemnification or contribution may be limited by applicable laws or as a matter of public policy; or (4) constitute a waiver of any right to a hearing on or adjudication of any issue or the right to trial by jury.

This opinion shall be interpreted in accordance with the Legal Opinions Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).

This opinion is furnished to the Purchaser solely for its benefit in connection with the transactions described above and, except as otherwise expressly set forth herein, may not be relied upon by any other person or for any other purpose without our prior written consent.

Very truly yours,

FOLEY HOAG LLP

By:
A Partner

Exhibit F

Form of Collaboration Agreement

[To be filed]

Exhibit G

Novelos Therapeutics, Inc.
Confidential Purchaser Questionnaire

Before any sale of Securities by Novelos Therapeutics, Inc. can be made to you, this Questionnaire must be completed and returned to Novelos Therapeutics, One Gateway Center, Suite 504, Newton, MA 02458; Attention: Joanne Protano.

1.	IF YOU ARE AN INDIVIDUAL PLEASE FILL IN THE IDENTIFICATION QUESTIONS IN (A) IF YOU ARE AN ENTITY PLEASE FILL IN THE IDENTIFICATION QUESTIONS IN (B)

A.           INDIVIDUAL IDENTIFICATION QUESTIONS

Name
(Exact name as it should appear on stock certificate)

Residence Address

Home Telephone Number

Fax Number

Date of Birth

Social Security Number

B.           IDENTIFICATION QUESTIONS FOR ENTITIES

Name (Exact name as it will appear on stock certificate)

Address of Principal Place of Business

State (or Country) of Formation or Incorporation

Contact Person

Telephone Number (  )

Type of Entity
  (corporation, partnership, trust, etc.)

Was entity formed for the purpose of this investment?   Yes: ____    No: ____

2.            DESCRIPTION OF INVESTOR

The following information is required to ascertain whether you would be deemed an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act.  Please check whether you are any of the following:

☐	a corporation or partnership with total assets in excess of $5,000,000, not organized for the purpose of this particular investment

☐
private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, a U.S. venture capital fund which invests primarily through private placements in non-publicly traded securities and makes available (either directly or through co-investors) to the portfolio companies significant guidance concerning management, operations or business objectives

☐	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958

☐	an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act

☐
a trust not organized to make this particular investment, with total assets in excess of $5,000,000 whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act of 1933 and who completed item 4 below of this questionnaire

☐
a bank as defined in Section 3(a)(2) or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the Securities Act of 1933 acting in either an individual or fiduciary capacity

☐	an insurance company as defined in Section 2(13) of the Securities Act of 1933

☐
an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (i) whose investment decision is made by a fiduciary which is  either a bank, savings and loan association, insurance company, or registered investment advisor, or (ii) whose total assets exceed $5,000,000, or (iii) if a self-directed plan, whose investment decisions are made solely by a person who is an accredited investor and who completed Part I of this questionnaire;

☐
a charitable, religious, educational or other organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the purpose of this investment, with total assets in excess of $5,000,000

☐	an entity not located in the U.S. none of whose equity owners are U.S. citizens or U.S. residents

☐	a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934

☐	a plan having assets exceeding $5,000,000 established and maintained by a government agency for its employees

☐
an individual who had individual income from all sources during each of the last two years in excess of $200,000 or the joint income of you and your spouse (if married) from all sources during each of such years in excess of $300,000 and who reasonably excepts that either your own income from all sources during the current year will exceed $200,000 or the joint income of you and your spouse (if married) from all sources during the current year will exceed $300,000

☐	an individual whose net worth as of the date you purchase the securities offered, together with the net worth of your spouse, be in excess of $1,000,000

☐	an entity in which all of the equity owners are accredited investors

3.            BUSINESS, INVESTMENT AND EDUCATIONAL EXPERIENCE

Occupation

Number of Years

Present Employer

Position/Title

Educational Background

Frequency of prior investment (check one in each column):

	Stocks & Bonds	Venture Capital Investments
Frequently
Occasionally
Never

4.           SIGNATURE

The above information is true and correct.  The undersigned recognizes that the Company and its counsel are relying on the truth and accuracy of such information in reliance on the exemption contained in Subsection 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.  The undersigned agrees to notify the Company promptly of any changes in the foregoing information which may occur prior to the investment.

Executed at ___________________, on ____________, 2009

(Signature)

Exhibit H

Form of Registration Rights Agreement

[See Exhibit 10.2 to this filing]

Exhibit I

Form of Series D Certificate of Elimination

[See Exhibit 4.1 to this filing]

Schedule 4.2

Company Wire Instructions

Bank:	Citizens Bank RI
Bank Address:	1 Citizens Drive, Riverside, RI 02915, USA
617-527-8059
Account Name:	Novelos Therapeutics, Inc.
Account Address:	One Gateway Center, Suite 504
Newton, MA 02458, USA
ABA (Routing) #:	011500120
Swift Code:	CTZIUS33
Account #:	1132895348

Schedule 5.3

Capitalization

5.3(a)(i)  At the date hereof authorized capital stock of the Company consists of 150,000,000 shares of $.00001 par value common stock and 7,000 shares of preferred stock.

5.3(a)(ii) At the date hereof there are 43,975,656 shares of common stock outstanding and 685.5 shares of preferred stock outstanding.

5.3(a)(iii) At the date hereof there are 7,279,825 shares of common stock issuable pursuant to the Company’s stock plans.

5.3(a)(iv) At the date hereof, the following shares are reserved for future issuance upon exercise of stock options or warrants or conversion of preferred stock:

Stock Options	7,279,825
Warrants	28,102,033
Preferred stock	36,829,192

Total shares reserved for future issuance	72,211,050

5.3(a)

As of the date hereof, the Company has the following outstanding warrants:

Offering	Outstanding	Exercise Price	Expiration Date

2005 Bridge Loans	720,000	$0.625	April 1, 2010
2005 PIPE - Placement agents and finders	1,046,143	$0.65	August 9, 2010
Series A Preferred (1):
Investors – September 30, 2005 closing	909,090	$0.65	September 30, 2010
Investors – October 3, 2005 closing	60,606	$0.65	October 3, 2010
2006 PIPE – Investors and placement agents	11,267,480	$2.00	March 7, 2011
Series B Preferred:
Investors	7,500,000	$0.65	April 11, 2013
Placement agents	900,000	$1.25	May 2, 2012
Series C Exchange	1,333,333	$1.25	May 2, 2012
Series D Preferred	4,365,381	$0.65	April 11, 2013

Total	28,102,033

As of the date hereof, the Company has the following outstanding stock options:

Issued pursuant to the 2000 Option Plan	56,047
Issued during 2004 and 2005 pursuant to no formalized plan	2,453,778
Issued pursuant to the 2006 Option Plan	4,770,000
Total outstanding options	7,279,825

As of the date hereof, the Company has the following convertible preferred stock outstanding:

272 shares of Series C Preferred Stock -  The shares of Series C preferred stock are convertible into a total of 5,021,537 shares of common stock.  The Series C Preferred Stock has an annual dividend rate of 8% until October 1, 2008 and thereafter has an annual dividend rate of 20%.  The dividends are payable quarterly after all outstanding dividends on the Series D Preferred Stock have been paid.  Additional details regarding the Series C preferred stock may be found in the Certificate of Designations of Series C  Cumulative Convertible Preferred Stock and the Agreement to Exchange and Consent dated May 1, 2007.

413.5 shares of Series D Preferred Stock - The shares of Series D Preferred Stock are convertible any time after issuance at the option of the holder at $0.65 per share of common stock into a total of 31,807,655 shares of common stock.  If there is an effective registration statement covering the shares of common stock underlying the Series D Preferred Stock and the VWAP, as defined in the Series D Certificate of Designations, of the Company’s common stock exceeds $2.00 for 20 consecutive trading days, then the outstanding Series D Preferred Stock will automatically convert into common stock at the conversion price then in effect.  The conversion price will be subject to adjustment for stock dividends, stock splits or similar capital reorganizations. The holders of Series D Preferred Stock are entitled to vote on all matters on which the holders of common stock are entitled to vote.  The Series D Preferred Stock has an annual dividend rate of 9%, payable semi-annually on June 30 and December 31.  Such dividends may be paid in cash or in registered shares of the Company’s common stock at the Company’s option, subject to certain conditions. The Series D Preferred Stock ranks senior to all other outstanding series of preferred stock and common stock as to the payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs.  The holders of the Series D Preferred Stock have certain registration rights that are described in the Registration Rights Agreement dated April 11, 2008, the Registration Rights Agreement dated May 2, 2007 and the Amendment to Registration Rights Agreement dated April 11, 2008. Additional details regarding the Series D Preferred Stock and the rights of the Series D stockholders may be found in Certificate of Designations of Series D Convertible Preferred Stock and the Securities Purchase Agreement dated March 26, 2008.

As of the date hereof, the following rights existed with respect to shares of common stock issued in connection with the Securities Purchase Agreement dated August 14, 2008:

On August 15, 2008, the Company sold 4,615,384 shares of its common stock to two related accredited investors for gross proceeds of approximately $3 million, pursuant to a securities purchase agreement (the “Common Stock Purchase Agreement”) dated August 14, 2008. The Common Stock Purchase Agreement provides that on and after six months following the closing, if there is not an available exemption from Rule 144 under the Securities Act to permit the sale of the common stock by the purchasers, then the Company will use its best efforts to file a registration statement (the “Registration Statement”) under the Securities Act with the SEC covering the resale of the common stock.  It further provides that the Company will use its best efforts to maintain the effectiveness of the Registration Statement until one year from closing or until all the common stock has been sold or transferred, whichever occurs first.  The Common Stock Purchase Agreement also provides that if, prior to the public announcement of the conclusion of the Company’s NOV-002 Phase III clinical trial in non-small cell lung cancer (the “Announcement Date”), the Company completes a Subsequent Equity Financing (as defined therein) and the holders of shares of our Series D Preferred Stock (the “Series D Shares”) receive a reduction in the effective conversion price or exercise price, as applicable, of the Series D Shares or common stock purchase warrants issued in connection with the issuance of the Series D Shares or receive additional shares of common stock, as consideration in connection with any consent given by the holders of the Series D Shares, then the purchasers shall be entitled to receive substantially equivalent consideration, on a proportional basis, in the form of additional shares of common stock based on the formula detailed in the Common Stock Purchase Agreement.

The following is a listing of the Company’s documents relating to the rights of stockholders, or holders of securities convertible into or exercisable for the Company’s common stock as related to the Company’s warrants, stock options, convertible preferred stock and common stock described above.

	EDGAR Reference
Description	Form	Filing Date	Exhibit No.

Agreement and plan of merger among Common Horizons, Inc., Nove Acquisition, Inc. and Novelos Therapeutics, Inc. dated May 26, 2005	8-K	June 2, 2005	99.2

Agreement and plan of merger between Common Horizons and Novelos Therapeutics, Inc. dated June 7, 2005	10-QSB	August 15, 2005	2.2

Amended and Restated Certificate of Incorporation filed as Exhibit A to the Certificate of Merger merging Nove Acquisition, Inc. with and into Novelos Therapeutics, Inc. dated May 26, 2005	10-QSB	August 10, 2007	3.1

	EDGAR Reference
Description	Form	Filing Date	Exhibit No.

Certificate of Merger merging Common Horizons, Inc. with and into Novelos Therapeutics, Inc. dated June 13, 2005	10-QSB	August 10, 2007	3.2

Certificate of Correction dated March 3, 2006	10-QSB	August 10, 2007	3.3

Certificate of Amendment to Amended and Restated Certificate of Incorporation dated July 16, 2007	10-QSB	August 10, 2007	3.4

Certificate of Designations of Series B convertible preferred stock	10-QSB	August 10, 2007	3.5

Certificate of Designations of Series C cumulative convertible preferred stock	10-QSB	August 10, 2007	3.6

Certificate of Designations of Series D convertible preferred stock	8-K	April 14, 2008	4.1

Certificate of Elimination Series A 8% Cumulative Convertible Preferred Stock of Novelos Therapeutics, Inc.	8-K	April 14, 2008	4.2

By-Laws	8-K	June 17, 2005	2

2000 Stock Option and Incentive Plan	SB-2	November 16, 2005	10.2

Form of 2004 non-plan non-qualified stock option	SB-2	November 16, 2005	10.3

Form of non-plan non-qualified stock option used from February to May 2005	SB-2	November 16, 2005	10.4

Form of non-plan non-qualified stock option used after May 2005	SB-2	November 16, 2005	10.5

Form of common stock purchase warrant issued in March 2005	SB-2	November 16, 2005	10.6

	EDGAR Reference

Description	Form	Filing Date	Exhibit No.

Form of securities purchase agreement dated May 2005	8-K	June 2, 2005	99.1

Form of subscription agreement dated September 30, 2005	8-K	October 3, 2005	99.1

Form of Class A common stock purchase warrant dated September 30, 2005	8-K	October 3, 2005	99.3

Form of securities purchase agreement dated March 2, 2006	8-K	March 3, 2006	99.2

Form of common stock purchase warrant dated March 2006	8-K	March 3, 2006	99.3

2006 Stock Incentive Plan	10-QSB	November 6, 2006	10.1

Form of Incentive Stock Option under Novelos Therapeutics, Inc.’s 2006 Stock Incentive Plan	8-K	December 15, 2006	10.1

Form of Non-Statutory Stock Option under Novelos Therapeutics, Inc.’s 2006 Stock Incentive Plan	8-K	December 15, 2006	10.2

Form of Non-Statutory Director Stock Option under Novelos Therapeutics, Inc.’s 2006 Stock Incentive Plan	8-K	December 15, 2006	10.3

Securities Purchase Agreement dated April 12, 2007	10-QSB	May 8, 2007	10.1

Letter Amendment dated May 2, 2007 to the Securities Purchase Agreement	10-QSB	May 8, 2007	10.2

Registration Rights Agreement dated May 2, 2007	10-QSB	May 8, 2007	10.3

Agreement to Exchange and Consent dated May 1, 2007	10-QSB	May 8, 2007	10.5

	EDGAR Reference

Description	Form	Filing Date	Exhibit No.

Form of Common Stock Purchase Warrant dated May 2, 2007 issued pursuant to the Securities Purchase Agreement dated April 12, 2007	10-QSB	May 8, 2007	4.1

Form of Common Stock Purchase Warrant dated May 2, 2007 issued pursuant to the Agreement to Exchange and Consent dated May 2, 2007	10-QSB	May 8, 2007	4.2

Securities Purchase Agreement dated March 26, 2008	8-K	April 14, 2008	10.1

Amendment to Securities Purchase Agreement dated April 9, 2008	8-K	April 14, 2008	10.2

Registration Rights Agreement dated April 11, 2008	8-K	April 14, 2008	10.3

Form of Common Stock Purchase Warrant dated April 11, 2008 issued pursuant to the Securities Purchase Agreement dated March 26, 2008	8-K	April 14, 2008	4.3

Warrant Amendment Agreement dated April 11, 2008	8-K	April 14, 2008	10.5

Amendment to Registration Rights Agreement dated April 11, 2008	8-K	April 14, 2008	10.4

Securities Purchase Agreement dated August 14, 2008	8-K	August 18, 2008	10.1

Schedule 5.3 (continued)

5.3(b) Adjustments

The following table sets forth the pro forma capitalization of the Company on a fully diluted basis giving effect to (i) the issuance of Preferred Shares and the Warrant at the time of Closing, (ii) any adjustments in other securities resulting from the issuance of the Preferred Shares and the Warrant at the time of Closing, and (iii) the exercise or conversion of all outstanding securities:

NVLT - Capital Structure - Pro forma for Purdue Transaction

	Common Stock Equivalents
	Prior to Transaction		Exer./Conv.		Warrant
		Pro Forma	Price	Total cash	Expiration

Cash, cash equivalents1				$1,262,452

Common stock outstanding	43,975,656	43,975,656

Preferred stock
Series C	5,021,537	5,021,537	$0.65
Series E (prior D holders)2	31,807,655	34,264,799	$0.65
Series E (Purdue)3		15,384,615	$0.65	$9,100,000

Warrants
2005 PIPE Placement Agent	1,046,143	1,046,143	$0.65	$679,993	August 2010
Series C	969,696	969,696	$0.65	$630,302	October 2010
2006 PIPE4	11,267,480	12,379,880	$1.82	$22,531,382	March 2011
2005 Bridge Financing (Pre-IPO)	720,000	720,000	$0.625	cashless	April 2010
Series C	1,333,333	1,333,333	$1.25	cashless	May 2012
Series D5	12,765,381	12,765,381	$0.65	$8,297,498	12/31/2015
Series E (Purdue)6		9,230,769	$0.65	$6,000,000	12/31/2015

Stock options outstanding	7,279,825	7,279,825	$0.5987	$4,358,720
				$52,860,346

Fully diluted shares	116,186,706	144,371,634

1	Represents cash at 12/31/08.
2	Pro forma includes 2,457,144 shares of common stock issuable upon conversion of 31.9428750 shares of Series E preferred stock to be issued in exchange for dividends accrued from 4/1/08 through 2/9/09.
3
Pro forma represents common stock issuable upon the conversion of 200 shares of Series E preferred stock to be issued to Purdue in the proposed transaction. Estimated proceeds are net of estimated transaction costs.

4	Pro forma includes additional 1,112,400 warrants to be issued pursuant to anti-dilution provisions; decrease in warrant strike price from $2.00 to $1.82.
5	Change in expiration and removal of forced exercise provision in connection with proposed transaction.
6	Pro forma includes warrants to be issued in connection with proposed transaction.

5.3(c) Arrangements that provide rights for any Person to purchase an equity interest in the Company consist of the stock options and warrants, previously disclosed in schedule 5.3(a).

5.3(d) None.

Schedule 5.5

Consents

In connection with the closing of the preferred stock and warrant financing, we have received consents from the holders of the Company’s Series C Convertible Preferred Stock and holders of the Company’s Series D Preferred Stock.

Schedule 5.7(a)

Material Adverse Changes

None.

 Schedule 5.9

Conflicts

The Series C Preferred Stock’s Certificate of Designations contains certain prohibitions on amendments to the Company’s Certificate of Incorporation which would create a series of capital stock entitled to seniority as to the payment of dividends or liquidation preference in relation to the Series C Preferred Stock other than the Series B Preferred Stock.

We have received a consent from the holders of the Company’s Series C Convertible Preferred Stock whereby each holder has consented to the issuance of the Series D Preferred Stock and the filing of the Certificate of Designations setting forth the relative rights, privileges and preferences of the Series E Preferred.

The Series D Preferred Stock’s Certificate of Designations contains certain prohibitions on the issuance of a security that is senior as to the rights and preferences of the Series D.

We have received an executed consent and exchange agreement from the holders of the Company’s Series D Convertible Preferred Stock whereby each holder has consented to the issuance of the Series E Preferred Stock and Warrants and the filing of the Certificate of Designations setting forth the relative rights, privileges and preferences of the Series E Preferred and will exchange all shares of Series D Preferred Stock for shares of Series E Preferred Stock effective upon Closing.

Schedule 5.10

Taxes

None.

Schedule 5.11

Title to Properties

None.

Schedule 5.14 (a)

Intellectual Property

None.

Schedule 5.14 (d)

IP Litigation

None.

Schedule 5.16

Litigation

None.

Schedule 5.19

Brokers and Finders

Ferghana Partners, Inc. will be entitled to receive a cash payment of 7% of the proceeds received by the Company in connection with the sale of Preferred Stock and Warrants.

Schedule 5.24

Affiliate Transactions

None.

Schedule 5.28

Indebtedness

None.

Schedule 8.9

Novelos Budget

	2009				2010
Compound / Indication	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

NOV-002 / Lung Cancer	--------------------Ph3: SPA+Fast Track-------------------					NDA	-------FDA App-------

NOV-002 / Breast Cancer	------------------------------------------------------------Phase 2-----------------------------------

NOV-002 / Cancers[1]	----------------------------------------------------Additional Phase 2s--------------------------------------------------------------------

NOV-002 / Anemia[1]				-----------------------------------------------------Phase 2-------------------------

NOV-205 / Hepatitis C1	--------------------------Next trial-----------------------------------------------

Burn estimate[2]	4.3	3.2	2.8	3.5	1.1	1.2	0.9	0.9
cumulative		7.5	10.3	13.8	15.0	16.1	17.0	17.9
funding requirement	3.1	6.3	9.1	12.6	13.8	14.9	15.8	16.7
Cash – 12/31/08	1.2

Notes

1Not included in budget; initiation subject to additional funding

2Estimated cash burn in 2009 assumes vendor obligations are paid in full by year-end. Quarterly burn in 2009 may shift between quarters depending on the timing of vendor payments.

Total
The above 2009 annual budget includes:	(millions)

General & administrative costs (excluding rent, utilities and overhead) [3]	1.3
Research & development - administrative [4]	1.8
3.1

3Administrative costs include $1.9 million in employee salaries and bonuses.
4 Research & development administrative costs include approximately $250,000 in consultant costs